Essential to care Lehman Brothers 11 Annual Global Healthcare Conference R. Kerry Clark, Chairman and CEO Sally J. Curley, SVP, IR Jon Lyons, Director, IR Exhibit 99.1 th

2
Forward-looking statements and
GAAP reconciliation
This presentation contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: competitive pressures in Cardinal
Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings; future actions of regulatory bodies or government authorities relating to Cardinal Health’s manufacturing or sale of products and other costs or claims that could arise from its manufacturing, compounding or repackaging operations or from its other services; the costs, difficulties and uncertainties related to the integration of acquired businesses; and general economic and market conditions. This presentation reflects management’s views as of March 18, 2008.
Except to the extent
required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. In addition, this presentation includes non-GAAP financial measures. Cardinal Health provides definitions and reconciling information at the end of this presentation.

3
Key themes:  FY08
Focusing on the core and leveraging scale
Rebuilding the pharmaceutical distribution business via
superior execution
Leveraging the growth potential of CMP
Maintaining a shareholder-focused capital
deployment strategy
1

4

Focusing on the core, leveraging scale
Mission:  To make healthcare
safer and more productive
Safety
Productivity
HSCS-Pharmaceutical
HSCS-Medical
HSCS
Clinical Technologies & Services
Medical Products & Technologies
CMP

Focusing on the core, leveraging scale
HSCS-Pharmaceutical
HSCS-Medical
Pharmaceutical Distribution
Nuclear Pharmacy Services
Medical/Surgical Distribution
Presource
®
Kitting
HSCS
Clinical Technologies & Services
Medical Products & Technologies*
Infusion
Dispensing
Infection Prevention
Respiratory
*Formerly Medical Products Manufacturing
CMP
~33% of Profit
1
~67% of Profit
1
Industry leading distribution
businesses with good growth
and strong cash flow
High growth, higher margin
healthcare products and
technologies businesses
(1) Profit refers to combined H1 FY 08 segment profit for the respective segments of each sector before inter-
segment eliminations.

Focusing on the core, leveraging scale
• We are executing on our stated capital deployment strategy
• Sector organizations are in place
• Executive leadership team is in place
• Hospital salesforce integration is complete
• Integration of HSCS in Dublin is on schedule
• We are performing well in CMP, HSCS-M, but not in HSCS-P
Corporate Update

Rebuilding pharma distribution:
Accomplishments
• New leadership in place
• Most major contracts recently renewed
• Dedicated focus on all key sales channels
• Improved customer profitability measures
• New generic plan for regional chains and
independents
• Enhanced distribution center operational metrics
• Strengthening anti-diversion controls

Rebuilding pharma distribution:
Near-term
Expectations:
• Calendar year 2008 (CY08) should be good for generics
• Anticipate branded pharma pricing increasing mid-single
digit percentages
• CAH should grow revenue at, or slightly faster than,
market due to customer mix
• No significant additional contract renewals CY08
• Single-minded focus on superior execution

Leveraging the growth potential of CMP
• Business model remains very strong with revenue up
24% and profit up 44% (H1 FY’08)
• Goal to be 35-40% of total segment profit by 2010
• CMP has significant opportunities internationally
• New product pipeline is strong
• Medication management and infection prevention
platforms align well with core industry concerns
• Viasys acquisition tracking ahead of expectations
• Enturia acquisition is an excellent fit with our portfolio

MPT:  Enturia acquisition
• Strong strategic fit with existing infection prevention business
• Clinically preferred solution in proprietary application technology
• 2007 revenues ~$140M
• $490M cash transaction
• Slightly dilutive to remainder of FY08, but remain within previous
FY08 non-GAAP EPS guidance of $3.75 - $3.85 per share
– Accretive FY09 and beyond
– HSR filed, anticipate close early May, dilutive in Q4 FY08
• Expected to generate positive economic profit and returns
above cost of capital within third fiscal year after purchase

Viasys integration update
• Developed three-year roadmap of global integration
initiatives to achieve cost / revenue synergies
• Integration into MPT going well; on-track to achieve one-
and three-year commitments
– Completed organizational and key process integration
– Achieved first phase of operational offering efficiencies

Value-focused financial strategy
Value-focused financial strategy that is targeted at driving growth and returns
Balance sheet
management
Capital
Deployment
Capital
Structure
Growth
and
returns
Balance sheet management
– Focus on working capital efficiency
– Portfolio optimization
– Q2 FY08 non-GAAP ROIC up
156 bps Y/Y
Capital deployment
– Shareholder value focused
– $942M shares repurchased H1 FY08
Capital structure
– Low cost of capital, BBB+ rating
– Our structure provides sustainability in
current credit crisis
– Debt to total capital increased from 25%
in Q2 FY07 to 36% in Q2 FY08

13 Guidance • Reaffirm FY08 non-GAAP EPS of $3.75 - $3.85 per share • FY09 guidance – FY09 guidance part of Q4 FY08 earnings release/conference call in early August

Key themes:  FY08
Focusing on the core and leveraging scale
Rebuilding the pharmaceutical distribution business via
superior execution
Leveraging the growth potential of CMP
Maintaining a shareholder-focused capital
deployment strategy
1
2
3
4

CARDINAL HEALTH, INC. AND SUBSIDIARIES
GAAP / NON-GAAP RECONCILIATION

(in millions)	Second Quarter 2008	Second Quarter 2007	Year-to-Date 2008	Year-to-Date 2007
GAAP Effective Tax Rate from Continuing Operations	**30.7%**	34.2%	**31.4%**	32.0%
Non-GAAP Effective Tax Rate from Continuing Operations				
Earnings before income taxes and discontinued operations	$ 469.2	$ 479.5	**$ 916.1**	$ 892.9
Special items	29.5	19.6	**52.0**	41.8
Adjusted earnings before income taxes and discontinued operations	**$ 498.7**	$ 499.1	**$ 968.1**	$ 934.7
Provision for income taxes	**$ 144.1**	$ 164.0	**$ 287.8**	$ 286.0
Special items tax benefit	**11.2**	7.1	**18.9**	13.1
Adjusted provision for income taxes	**$ 155.3**	$ 171.1	**$ 306.7**	$ 299.1
Non-GAAP effective tax rate from continuing operations	**31.1%**	34.3%	**31.7%**	32.0%

	Second Quarter 2008	Second Quarter 2007
Debt to Total Capital	**36%**	25%
Net Debt to Capital		
Current portion of long-term obligations and other short-term borrowings	**$ 673.6**	$ 48.9
Long-term obligations, less current portion and other short-term borrowings	**3,396.5**	2,935.8
Debt	**$ 4,070.1**	$ 2,984.7
Cash and equivalents	**(1,184.4)**	(1,004.8)
Short-term investments available for sale	**-**	(467.1)
Net debt	**$ 2,885.7**	$ 1,512.8
Total shareholders' equity	**$ 7,108.1**	$ 8,907.8
Capital	**$ 9,993.8**	$ 10,420.6
Net debt to capital	**29%**	15%